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                                                                  EXHIBIT 10.1A



                                  AMENDMENT TO
                              EMPLOYMENT AGREEMENT

        THIS AGREEMENT, dated as of December 12, 1995, is made by and between GCR Holdings Limited, a Cayman Islands exempt limited liability company (the "Company"), Global Capital Reinsurance Limited, a subsidiary of the Company organized under the laws of Bermuda to engage in worldwide property catastrophe reinsurance (the "Operating Company"), and LAWRENCE DOYLE, (hereinafter called the "Employee").

                             W I T N E S S E T H :
                             - - - - - - - - - -

        WHEREAS, the Company, the Operating Company and the Employee entered into an Employment Agreement dated as of June 16, 1993 (the "Prior Agreement"), setting forth the terms and conditions of the Employee's employment with the Operating Company; and

        WHEREAS, the Company, the Operating Company and the Employee desire to amend the Prior Agreement in certain respects; and

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the parties hereto agree to amend the Prior Agreement, effective as of October 1, 1995, as follows (unless the context otherwise requires, section references are to sections of the Prior Agreement);

Section 6.  Bonus.

        Section 6 shall be revised to provide in its entirety as follows:

                "During the Term of Employment, the Employee will participate in the Company's Incentive Compensation Plan (as amended and restated as of the date hereof), and will be eligible for an annual bonus of up to seventy-five percent (75%) of base annual salary based on performance targets as determined in accordance with the terms of the Plan."
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Section 7.      Options.

        The paragraph below shall be inserted following the first paragraph of
Section 7(a) and shall apply retroactively, as of the Startup Date, to all Initial Options outstanding as of the date hereof. Without limiting the foregoing, the adjustment provided for in the third sentence of the following paragraph shall be made with respect to the cash distribution made by the Company to the shareholders in August 1995.

                "Notwithstanding the immediately preceding paragraph, the number of Ordinary Shares subject to and the exercise price for each outstanding Initial Option shall be adjusted as follows. If there is any change in the number or nature of outstanding shares of the Company's capital stock by reason of a share dividend, recapitalization, merger, consolidation, scheme of arrangement, share split, combination or exchange, share repurchase or otherwise, or if there is any non-cash distribution in respect of any such shares, which in any such case has a dilutive or anti-dilutive effect on the Ordinary Shares, the number of Ordinary Shares subject to each outstanding Initial Option, the exercise price thereof and/or other terms thereof shall be appropriately adjusted by the Board of Directors of the Company (or any committee thereof), whose determination shall be conclusive, so as to restore the Option holder to his rights thereunder. In addition (but without duplication of any adjustment made pursuant to the preceding sentence), the exercise price for each outstanding Initial Option shall be reduced by the amount of all cash dividends that are declared by the Company and are paid or payable to shareholders of record as of a time before the exercise of the Initial Option that would have been paid or payable to the Employee had the Ordinary Shares which are the subject of the Initial Option (as adjusted, if applicable, in accordance with the preceding sentence) been held by the Employee as of such time; provided, however, that in no event shall the exercise price of the Initial Options be reduced below the nominal value of the Ordinary Shares. Without limiting the foregoing, the adjustment provided for in the preceding sentence shall apply with respect to the cash distribution made by the Company to its shareholders in August 1995."

        Section 7(b) shall be revised to read in its entirety as follows:

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                "Other Options. During the Term of Employment, the Employee
        shall participate in the Company's current share option plan as amended and restated as of the date hereof (the "Share Option Plan") and the Company's 1995 share option plan adopted as of the date hereof (the "1995 Share Option Plan") and shall be eligible to be granted options (in addition to the Initial Options) to purchase Ordinary Shares at such prices and subject to such terms as may be provided by such plans. In addition, the Employee shall be entitled to receive any restricted Ordinary Shares relating to such option grants as provided in such plans.

        A new Section 7(c) shall be added as follows:

                "(c) Shareholders' Agreement. The Employee shall become a party to the Company's Amended and Restated Shareholders' Agreement, which is to become effective immediately prior to the closing for the Company's proposed initial public offering, by executing and delivering to the Company such documentation as the Company reasonably may request (which may subject the Initial Options and other options obtained pursuant to the Company's share option plans and securities acquired pursuant thereto to the transfer restrictions set forth in such agreement) promptly after such request is made.

Section 15. Termination.

        Each of (i) the second paragraph of Section 15(c), (ii) the third paragraph of Section 15(d) and (iii) the second paragraph of Section 15(e), shall be deleted in its entirety.

        The second sentence of the first paragraph of Section 15(f) shall be deleted and replaced in its entirety with the following sentence.

        "In addition, the Employee shall be entitled to receive one (1) year's salary from the date on which the Employee's employment is terminated, but only if the Employee performs such consulting services during such one year period as the Company shall require (including but not limited to winding up the affairs of the Company or helping to start other similar enterprises)."

        The second paragraph of Section 15(f) shall be deleted and replaced in its entirety with the following paragraph:

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        "In such event, the Employee will receive payment for such Ordinary
        Shares at the same time, and on the same basis, as the other holders of the Ordinary Shares."

Section 17.     Confidential Information.

        The term "Sponsors" in Section 17 shall be replaced with "Board of Directors of the Company."

Section 23.     Notices.

        The address of the Employee, the Company and the Operating Company as set forth in Section 23 shall be replaced with the following addresses:

        To Employee:    Lawrence Doyle
                        c/o Global Capital Reinsurance Limited
                        Sofia House
                        48 Church Street
                        Hamilton, HM12 Bermuda

                        fax: 809-292-4338

        To the
        Company:        GCR Holdings Limited
                        Sofia House
                        48 Church Street
                        Hamilton, HM12 Bermuda

                        fax: 809-292-4338

        To the
        Operating
        Company:        Global Capital Reinsurance Limited
                        Sofia House
                        48 Church Street
                        Hamilton, HM12 Bermuda

                        fax: 809-292-4338

Section 26.     Change of Control.

        The following provisions shall be inserted as Section 26:

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        "(a)  If the Employee is employed by the Operating Company (or successor thereto) sixty (60) days following the date on which a Change of Control (as defined in Section 26(e)) occurs, then the Operating Company (or successor thereto) shall make a lump sum cash payment to the Employee on such date in an amount equal to the Employee's annual base salary as of the date on which the Change of Control occurs.

        (b) Notwithstanding any other provision contained herein, the Employee's Initial Options and other options issued under the Company's share option plans that are not then exercisable shall become exercisable (and be deemed to be vested) on the date on which the Change of Control occurs. In addition, restricted Ordinary Shares granted under any of the Company's share option plans shall immediately vest upon a Change of Control.

        (c) If the Employee is employed by the Operating Company (or successor thereto) on the first anniversary of the date on which a Change of Control occurs, then the Employee shall not be obligated to repay any portion of any loan made to the Employee pursuant to Section 8 hereof.

        (d) If (i) the Employee is terminated by the Operating Company (or successor thereto) without Serious Cause or (ii) the Employee terminates employment with the Operating Company (or successor thereto) for Good Reason, within the period commencing on the date that a Change of Control is proposed and ending on the first anniversary of the date in which such Change of Control occurs, then (A) the Employee shall not be obligated to repay any portion of any loan made to the Employee pursuant to Section 8 hereof and (B) the Employee shall be entitled to receive (in lieu of the benefits described in Section 15(e)): (1) any accrued but unpaid salary, (2) a lump sum payment equal to two times such Employee's annual base salary as of the date of termination, (3) any earned but unpaid bonus from a prior fiscal year, (4) unreimbursed expenses incurred prior to the date of termination, (5) automobile and housing allowances for one year following the date of termination and (6) relocation expenses as described in Section 11(a) from Bermuda to the United States.

        The Employee shall not be entitled to any benefits or other entitlements under this Section 26 unless a Change of Control actually occurs.



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        (e)  A "Change of Control" of the Operating Company shall be deemed to have occurred if (i) any "person" (as such term is defined in Section 3(a)(9) and as used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")), excluding the Company or any of its subsidiaries, a trustee or any fidicuary holding securities under an employee benefit plan of the Company or any of its subsidiaries, an underwriter temporarily holding securities pursuant to an offering of such securities or a corporation owned, directly or indirectly, by shareholders of the Company in substantially the same proportion as their ownership of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities ("Voting Securities"); (ii) during any period of not more than two years, individuals who constitute the Board of Directors of the Company (the "Board") as of the beginning of the period and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i) or (iii) of this sentence) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at such time or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; (iii) the shareholders of the Company approve a merger, consolidation or reorganization or a court of competent jurisdiction approves a scheme of arrangement of the Company, other than a merger, consolidation, reorganization or scheme of arrangement which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 50% of the combined voting power of the Voting Securities of the Company or such surviving entity outstanding immediately after such merger, consolidation, reorganization or scheme of arrangement; or (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or any agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.



                                                ----------------------------
                                                Lawrence Doyle

                                                GCR Holdings Limited

                                                By: /s/ JERRY S. ROSENBLOOM
                                                    ------------------------

                                                Global Capital
                                                 Reinsurance Limited

                                                By:
                                                    ------------------------



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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.



                                                /s/ LAWRENCE S. DOYLE
                                                ------------------------------
                                                Lawrence Doyle

                                                GCR Holdings Limited

                                                By:
                                                   ----------------------------

                                                Global Capital
                                                 Reinsurance Limited

                                                By:
                                                   ----------------------------




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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.



                                                -------------------------------
                                                Lawrence Doyle

                                                GCR Holdings Limited

                                                By: /s/ JERRY S. ROSENBLOOM
                                                   ----------------------------

                                                Global Capital
                                                 Reinsurance Limited

                                                By: /s/ FREDERICK W. DEICHMANN
                                                   ----------------------------




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